EXHIBIT 1.4

Industry Canada		Industrie Canada

Certificate		Certificat
of Amendment		de modification

Canada Business		Loi canadienne sur
Corporations Act		les sociétés par actions

ADHEREX TECHNOLOGIES INC.		352144-3

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the		Je certifie que la société
above-named corporation were amended:		susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de Ia Loi canadienne sur les sociétés par actions, conformément à l’avis ci joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de Ia Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci jointes.

“Signed”	August 18, 2000 / le 18 août 2000

Director – Directeur	Date of Amendment- Date de modification

CANADA BUSINESS	LOI RÉGISSANT LES SOCIETES
CORPORATIONS ACT	PAR ACTIONS DE RÉGIME FÉDÉRAL

FORM 4	FORMULE 4
ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
(SECTION 27 OR 177)	(ARTICLE 27 OU 177)

1. Name of corporation - Dénomination de la société	2. Corporation No. - N° de la société

ADHEREX TECHNOLOGIES INC.	3521443

3. The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionné ci-dessus sont modifiés de la façon suivante:

1.	Article 4 of the Articles of the Corporation is amended by deleting in its entirety the restrictions on the transfer of shares so that there are no restrictions on the transfer of shares.

2.	Article 7 of the Articles of the Corporation is amended by deleting the provisions with respect to the limitation on the number of shareholders, in their entirety and deleting the provisions with respect to public distribution, in their entirety, and to substitute in their place the word “none”.

Date August 18, 2000	Signature “signed”	Title – Titre John Brooks, President
FOR DEPARTMENTAL USE ONLY – À L’USAGE DU MINISTERE SEULMENT Filed – Déposée August 18, 2000